Exhibit 99.8

SALLY HOLDINGS LLC
SALLY CAPITAL INC.

OFFER TO EXCHANGE THEIR
10.5% SENIOR SUBORDINATED NOTES DUE 2016
THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933
FOR ANY AND ALL OF THEIR OUTSTANDING
UNREGISTERED 10.5% SENIOR SUBORDINATED NOTES DUE 2016

PURSUANT TO THE
PROSPECTUS DATED                                    , 2007

TO OUR CLIENTS:

        Enclosed for your consideration is a Prospectus, dated                        , 2007 (the "Prospectus"), and a form Letter of Transmittal (the "Letter of Transmittal"), relating to the offer (the "Exchange Offer") of Sally Holdings LLC and Sally Capital Inc. (together, the "Companies") to exchange their registered 10.5% Senior Subordinated Notes due 2016 (the "New Notes"), which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), for any and all of their outstanding 10.5% Senior Subordinated Notes due 2016 (the "Existing Notes"), upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal. The Exchange Offer is being made in order to satisfy obligations of the Companies contained in the Registration Rights Agreement among the Companies, the guarantors listed therein, and Merrill Lynch, Pierce, Fenner & Smith Inc., J.P. Morgan Securities Inc., Morgan Stanley & Co. Inc., and Banc of America Securities LLC.

        This material is being forwarded to you as the beneficial owner of the Existing Notes carried by us in your account but not registered in your name. A TENDER OF SUCH EXISTING NOTES MAY ONLY BE MADE BY US AS THE HOLDERS OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS.

        Accordingly, we request instructions as to whether you wish us to tender on your behalf the Existing Notes held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal.

        Your instructions to us should be forwarded as promptly as possible in order to permit us to tender the Existing Notes on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer will expire at 5:00 p.m., New York City time, on                        , 2007, unless extended by the Companies (the "Expiration Date"). Any Existing Notes tendered pursuant to the Exchange Offer may be withdrawn, subject to the procedures described in the Prospectus and the Letter of Transmittal, at any time prior to the Expiration Date.

        If you wish to have us tender your Existing Notes, please so instruct us by completing, executing and returning to us the instruction form included with this letter. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR INFORMATION ONLY AND MAY NOT BE USED DIRECTLY BY YOU TO TENDER EXISTING NOTES.

INSTRUCTIONS TO REGISTERED HOLDER OR DTC PARTICIPANT FROM REGISTERED HOLDERS WITH RESPECT TO THE EXCHANGE OFFER

        The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein, including the Prospectus and the accompanying form of Letter of Transmittal, relating to the Exchange Offer made by the Companies with respect to their Existing Notes.

        This will instruct you as to the action to be taken by you relating to the Exchange Offer with respect to the Existing Notes held by you for the account of the undersigned, upon and subject to the terms and conditions set forth in the Prospectus and the Letter of Transmittal.

        The principal amount of the Existing Notes held by you for the account of the undersigned is (fill in the amount):

  $                                                         (principal amount of Existing Notes)

  $                                                         (principal amount of Existing Notes).

        With respect to the Exchange Offer, the undersigned hereby instructs you (check appropriate box):

  ☐
  To TENDER ALL of the Existing Notes held by you for the account of the undersigned.

  ☐
  To TENDER the following Existing Notes held by you for the account of the undersigned (insert principal amount of Existing Notes to be tendered, if any):

    $                                                         (principal amount of Existing Notes)

    $                                                         (principal amount of Existing Notes).

  ☐
  NOT TO TENDER any Existing Notes held by you for the account of the undersigned.

        If the undersigned is instructing you to tender the Existing Notes held by you for the account of the undersigned, the undersigned agrees and acknowledges that you are authorized:

        (a)   to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner of the Existing Notes, including, but not limited to, the representations that: (1) the New Notes are being obtained in the ordinary course of business of the person receiving such New Notes, whether or not the undersigned is such person; (2) neither the undersigned nor any such other person receiving the New Notes is engaged or intends to engage in the distribution of such New Notes within the meaning of the Securities Act; (3) neither the undersigned nor any such person receiving the New Notes has an arrangement or understanding with any person to participate in the distribution of such New Notes within the meaning of the Securities Act; and (4) the undersigned is not an "affiliate" of either of the Companies within the meaning of the Securities Act.

        (b)   to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned if the undersigned is a broker dealer receiving the New Notes for its own account in exchange for Existing Notes that were acquired as a result of market-making or other trading activities, including, but not limited to, the representations that: (1) the undersigned or such other person will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes (but by so acknowledging or by delivering a prospectus, the undersigned will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act) and (2) the undersigned has not entered into any arrangement or understanding with either of the Companies or any "affiliate" of either of the Companies within the meaning of the Securities Act to distribute the New Notes in connection with any resale of the New Notes.

        (c)   to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned if the undersigned or such other person is located or resident in any member state of the European Economic Area, that the undersigned or such other person is a qualified investor in such member state of the European Economic Area, and in the case of any New Notes that may be acquired by the undersigned or such other person as a financial intermediary, as that term is used in Article 3(2) of the Prospectus Directive 2003/71/EC as implemented in such member state of the European Economic Area: (1) the undersigned or such other person will not have acquired the New Notes on behalf of, or with a view to offering or reselling the New Notes to, persons in any member state of the European Economic Area other than a qualified investor in such member state of the European Economic Area; or (2) where the New Notes may be acquired by the undersigned or such other person on behalf of persons in any member state of the European Economic Area other than a qualified investor in such member state of the European Economic Area, the offer of those New Notes to it would not be treated under the Prospectus Directive 2003/71/EC as implemented in such member state of the European Economic Area as having been made to such other persons.

        (d)   to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned if the undersigned or such other person is located or resident in the United Kingdom, that the undersigned or such other person is a qualified investor in a member state of the European Economic Area and is either (1) an investment professional falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, or the "Order," or (2) a high net worth company or other person to whom a prospectus may be lawfully communicated falling within Article 49(2) (a) to (d) of the Order.

        (e)   to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the acknowledgements contained in the Letter of Transmittal that are to be made with respect to the undersigned if the undersigned or any such other person is participating in the Exchange Offer for the purpose of distributing the New Notes, including, but not limited to, the acknowledgement that: (1) the undersigned or such other person cannot rely on the position of the staff of the Securities and Exchange Commission enunciated in Exxon Capital Holdings Corporation (available April 13, 1989), Morgan Stanley & Co., Inc. (available June 5, 1991) or similar no-action letters regarding exchange offers, and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction; (2) the undersigned or such other person may incur liability under the Securities Act if the undersigned or such other person fails to comply with such requirements, liability from which the undersigned or such other person is not indemnified by either of the Companies; (3) if the undersigned or any such other person is an "affiliate" of either of the Companies within the meaning of the Securities Act, the undersigned or such other person understands and acknowledges that the undersigned or such other person may not offer for resale, resell, or otherwise transfer such New Notes without registering them under the Securities Act or without an exemption therefrom;

        (f)    to agree on behalf of the undersigned, as set forth in the Letter of Transmittal; and

        (g)   to take such other action as necessary under the Prospectus or the Letter of Transmittal to effect the valid tender of the Existing Notes.

[Remainder of page intentionally left blank.]

SIGN HERE

Name of beneficial owner(s) (please print):

Signature(s):

Address:

Telephone Number:

Taxpayer Identification Number or Social Security Number:

Date:                                                                 , 2007